UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2026

___________________________________________________
Invesco Commercial Real Estate Finance Trust, Inc.
(Exact name of registrant as specified in its charter)
___________________________________________________

Maryland	000-56564	92-1080856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-8400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.
Invesco Commercial Real Estate Finance Trust, Inc. (referred to herein as the "Company," "we," "our," or "us") is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value ("NAV").
March 1, 2026 Transaction Price
The transaction price for each share class of our common stock is equal to such share class's NAV per share as of January 31, 2026. A calculation of the NAV per share is set forth below.
January 31, 2026 NAV per Share
Our NAV per share is calculated in accordance with valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is made available to our current stockholders on our website at www.invesco.com/INCREF and on our toll-free, automated telephone line at 833-834-4924.
Transactions or events have occurred since January 31, 2026 that could have a material impact on our NAV per share, upon which our transaction and repurchase price is based. We have included a breakdown of the components of total NAV and NAV per share for January 31, 2026.
Our total NAV presented in the following tables includes the aggregate NAV of our outstanding shares of common stock. The following table provides a breakdown of the major components of our total NAV as of January 31, 2026:

$ in thousands	January 31, 2026
Commercial real estate loan investments	$4,764,536
Real estate related securities	14,853
Cash and cash equivalents	157,948
Restricted cash	19,359
Interest receivable	15,079
Derivative assets	127
Other assets	13,606
Secured financing facilities	(2,791,037)
Collateralized loan obligations	(1,005,375)
Revolving credit facility	—
Interest payable	(8,873)
Derivative liabilities	(2,943)
Subscriptions received in advance	(19,071)
Due to affiliates	(7,837)
Due to affiliate - Management fee	(2,726)
Due to affiliate - Performance fee	(5,364)
Accounts payable, accrued expenses and other liabilities	(6,333)
Common stock dividends payable	(6,786)
Non-controlling interest liquidation preference	(125)
Net asset value	$1,129,038
The following table provides a breakdown of our total NAV and NAV per share by class as of January 31, 2026. We did not issue any Class D-1 shares as of January 31, 2026.

$ in thousands, except per share data	Class S	Class S-1	Class D	Class I	Class E	Class F	Total(1)
Net asset value	$35,573	$525,283	$30,062	$264,546	$42,075	$231,499	$1,129,038
Number of outstanding common shares	1,428,942	21,009,936	1,208,639	10,596,672	1,632,058	8,935,102	44,811,349
NAV per share	$24.8944	$25.0017	$24.8730	$24.9650	$25.7799	$25.9090
(1) Share amounts are rounded to the nearest whole share.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to sell shares under our Share Repurchase Plan and our ability to suspend or terminate our Share Repurchase Plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions related to the sale of an investment) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of NAV, NAV per Share is not derived from the market pricing information of open-end real estate debt funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that (1) a stockholder would be able to realize the NAV per shares for the shares a stockholder owns if the stockholder attempts to sell its shares; (2) stockholder would ultimately realize distributions per share equal to the NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company; (3) shares would trade at their NAV per share on a national securities exchange; (4) a third party would offer the NAV per share for shares in an arm’s-length transaction to purchase all or substantially all of the shares; and/or (5) the NAV per share would equate to a market price of an open-ended real estate debt fund.
Valuation of Commercial Real Estate Loan Investments
The following table summarizes the estimated significant unobservable inputs supporting the fair value measurement of our commercial real estate loan investments:

Valuation Technique	Unobservable Input	Weighted Average Rate	Range	Weighted Average Life(1)
Discounted cash flow	Discount rate	6.24%	5.10% - 11.33%	0.21 years
(1) Based on expected cash flows and potential prepayments.
The discount rate above is subject to change based on changes in economic and market conditions, in addition to changes in the underlying economics of the arrangement, such as changes in the underlying property valuation and debt service. These rates are also based on the location, type and nature of each underlying property and related industry publications. Changes in discount rates result in increases or decreases in the fair values of these investments. The discount rate encompasses, among other things, uncertainties in the valuation models with respect to the amount and timing of cash flows. It is not possible for us to predict the effect of future economic or market conditions based on our estimated fair values.
Valuation of Secured Financing Facilities
The following table summarizes the estimated significant unobservable inputs used in the fair value measurement of our secured financing facilities:

Valuation Technique	Unobservable Input	Weighted Average Rate	Range	Weighted Average Life(1)
Discounted cash flow	Discount rate	4.98%	4.07%-5.93%	0.20 years
(1) Based on expected cash flows and potential prepayments.
The discount rate above is subject to change based on changes in economic and market conditions, in addition to changes in the underlying economics of the pledged commercial real estate loan, such as changes in the loan-to-value ratio, credit profile and debt service. These rates are also based on the location, type and nature of each pledged property underlying the commercial real estate loan and related industry publications. Changes in discount rates result in increases or decreases in the fair values of these investments. The discount rate encompasses, among other things, uncertainties in the valuation models with respect to the amount and timing of cash flows. It is not possible for us to predict the effect of future economic or market conditions based on our estimated fair values.

Portfolio Update
As of January 31, 2026, the Company's commercial real estate loan portfolio has a fair value of $4.8 billion and outstanding principal balance of $4.8 billion.
In January 2026, the Company closed on one U.S. loan origination; a $54.0 million whole loan secured by a multifamily property in Phoenix, Arizona.

Key Persons under Share Repurchase Plan

The Company’s board of directors has designated the following persons as “Key Persons” under the Company’s Share Repurchase Plan: Chase Bolding, Scott Dennis, Greg Kraus, Courtney Popelka, Charlie Rose, and Teresa Zien and any individual that replaces such persons. The Share Repurchase Plan provides that if four or more such Key Persons are no longer actively involved in the business and activities of Invesco Ltd. or are otherwise unable or unwilling to exercise the authority and discharge those day-today management responsibilities with respect to Invesco as are currently exercised and discharged by such Key Person(s) (such inactivity, inability or unwillingness, “Inactivity”), and none of Invesco, Invesco Real Estate or the Company has appointed one or more replacements who will fulfill substantially all of the duties of one of such Key Persons within 90 days from the date such Inactivity began (meaning, for the sake of clarity, that one Key Person’s responsibilities may remain unfilled for longer than 90 days) (a “Key Person Triggering Event”), then the Early Repurchase Deduction will be waived with respect to shares that have been purchased in the 12 months preceding the expiration of five business days after the public disclosure of the occurrence of such Key Person Triggering Event until the completion of six full calendar months from the time the Key Person Triggering Event is publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: February 12, 2026